ILLUMINA, INC.
AMENDED AND RESTATED 2015 STOCK AND INCENTIVE PLAN
PERFORMANCE STOCK UNIT AGREEMENT FOR EMPLOYEES

This PERFORMANCE STOCK UNIT AGREEMENT (this “Agreement”) made as of this _____ day of ___________, 20___, between Illumina, Inc., a Delaware corporation (the “Company”), and ___________________ (the “Participant”), is made pursuant to the terms of the Company’s Amended and Restated 2015 Stock and Incentive Plan (the “Plan”).
Section 1. Definitions. With the exception of the following, capitalized terms used in this Agreement but not defined herein shall have the meanings set forth in the Plan:
(a)“Beginning Average Share Price” means with respect to the Company and any other Peer Group member, the average of the closing trading prices of such company’s common stock on the principal exchange on which such stock is traded for the twenty (20) consecutive trading days ending on the last trading day prior to the commencement of the Performance Period.
(b)“Compensation Committee” means the Compensation Committee of the Board of Directors of the Company.
(c)“Ending Average Share Price” means, with respect to the Company and any other Peer Group member, the average of the closing trading prices of such company’s common stock on the principal exchange on which such stock is traded for the twenty (20) consecutive trading days ending on the last trading day of the Performance Period.
(d)“Performance Period” means the 3-year fiscal period of the Company commencing [•] and ending [•].
(e)“Peer Group” means the Company and each other companies included in the Nasdaq Biotechnology Index with a market cap in excess of USD$1,000,000,000.00 on each of the of twenty (20) consecutive trading days prior to the commencement of the Performance Period and, except as provided below, the common stock (or similar equity security) of which is continually listed or traded on a national securities exchange from the first day of the Performance Period through the last trading day of the Performance Period.
a.Merger with Peer Group Member. In the event of a merger, acquisition or other business combination of two Peer Group members (including, without limitation, the acquisition of one Peer Group member, or all or substantially all of its assets, by another Peer Group member), the surviving, resulting or successor entity, as the case may be, shall continue to be treated as a member of the Peer Group, provided that the common stock (or similar equity security) of such entity is listed or traded on a national securities exchange through the last trading day of the Performance Period. With respect to the preceding two sentences, the applicable stock prices shall be equitably and proportionately adjusted to the extent (if any) necessary to preserve the intended incentives of the awards and mitigate the impact of the transaction.
b.Merger with Non-Peer Group Member (Peer Group Member is Surviving Corp). In the event of a merger, acquisition or other business combination of a Peer Group member with an entity that is not a Peer Group member (including, without limitation, the acquisition of the non-Peer Group member, or all or substantially all of its assets, by a Peer Group member), to the extent the Peer Group member is the surviving, resulting or successor entity, as the case may be, it shall continue to be treated as a member of the Peer Group, provided that the common stock (or similar equity security) of such entity is listed or traded on a national securities exchange through the last trading day of the Performance Period. With respect to the preceding two sentences, the applicable stock prices shall be equitably and proportionately adjusted to the extent (if any) necessary to preserve the intended incentives of the awards and mitigate the impact of the transaction.
c.Merger with Non-Peer Group Member (Peer Group Member is Not Surviving Corp)/ Peer Group Taken Private. In the event of (i) a merger, acquisition or other business combination of a Peer Group member with an entity that is not a Peer Group member (including, without limitation, the acquisition of the Peer Group member, or all or substantially all of its assets, by a non-Peer Group member), to the extent the Peer Group member is not the surviving, resulting or successor entity, as the case may be or (ii) a merger, acquisition or other business combination of a Peer Group member (including, without limitation, the acquisition of the Peer Group member, or all or substantially all of its assets) as a result of which the common stock (or similar equity security) of such entity ceases to be listed or traded on a national securities exchange prior to the last day of the Performance Period, in each case, the Peer Group member will cease to continue to be treated as a Peer Group member.

d.Bankruptcy of Peer Group Member. In the event a member of the Peer Group files for bankruptcy or liquidates due to an insolvency, such company shall continue to be treated as a Peer Group member, and such company’s Total Shareholder Return will be treated as negative 100%.
e.Spin-Off by Peer Group Member. In the event of a stock distribution by a Peer Group member of shares of a subsidiary or affiliate of the Peer Group member resulting in the formation of a new publicly-traded company, the Peer Group member shall continue to be treated as a Peer Group member, provided that the common stock (or similar equity security) of such entity is listed or traded on a national securities exchange through the last trading day of the Performance Period, provided that the stock distribution shall be treated as a dividend from the Peer Group member, calculated based on the closing trading price of the shares of the spun-off company on its first day of trading. The performance of the shares of the spun-off company after the effective date of the spin-off shall not be factored into the determination of TSR.
f.“Total Shareholder Return” or “TSR” means the quotient of (i) Ending Average Share Price, divided by (ii) the Beginning Average Share Price. For the purpose of determining the Beginning Average Share Price and Ending Average Share Price, the value of dividends and other distributions shall be determined by treating them as reinvested in additional shares of stock at the closing trading price on the ex-dividend date. The share prices and cash dividend payments reflected in the calculation of Total Shareholder Return shall be adjusted to reflect stock splits during the Performance Period.
g.“TSR Percentile Rank” means the percentile ranking of the Company’s TSR among the TSRs for the Peer Group members for the Performance Period. TSR Percentile Rank is determined by ordering the Peer Group members (including the Company) from highest to lowest based on TSR for the relevant Performance Period. After this ranking, the percentile rank of the Company’s TSR will be determined as follows:

P =	N – R
N – 1
Where: “P” represents the percentile rank which will be rounded, if necessary, to the nearest whole percentile by application of regular rounding.
“N” represents the number of Peer Companies as of the last day of the Performance Period, plus the Company.
“R” represents the Company’s ranking among the Peer Companies.
Section 2. Performance Stock Unit Award. The Company hereby confirms the grant to the Participant of an award (the “Award”) of Performance Stock Units (the “PSUs”). The PSUs are notional, non-voting units of measurement based on the Fair Market Value of the Common Stock, which will entitle the Participant to receive a payment, subject to the terms of the Plan and this Agreement (including, if applicable, the appendices attached hereto), in Common Stock.
The number of PSUs subject to this Award and the effective date of such grant are as follows:
Target Number of PSUs Granted: _______________
Date of Grant: [•]
Section 3. Vesting Requirements.
(a)Except as may otherwise be set forth in this Agreement (including Section 4 hereof) and the Plan, the number of PSUs, if any, that become eligible to vest based on the attainment level of the performance vesting conditions set forth in this Section 3 (the “Performance Vesting Conditions”) shall vest on the date on which the Compensation Committee determines the number of PSUs that vest pursuant to the Vesting Conditions (the “Certification Date”), subject to the Participant’s continued employment with the Company or any of its Subsidiaries or Affiliates through the end of the Performance Period. The Compensation Committee shall determine the number of PSUs that shall be eligible to vest based on the extent to which the Performance Vesting Conditions are attained and such determination shall be final and conclusive. Until the Compensation Committee has made such a determination, none of the Performance Vesting Conditions shall be considered to have been satisfied.
(b)The number of PSUs that shall become eligible to vest shall be determined based on the Company’s relative TSR, as measured by the Company TSR Percentile Rank in accordance with the schedule below. The number of PSUs that shall become eligible to vest pursuant to Section 3(a) shall be equal to the product of (i) the Target number of PSUs set forth in Section 2, multiplied by (ii) the PSU Payout set forth below, with performance that is attained between the specified performance levels calculated based on linear interpolation. The criteria below notwithstanding, in the event the Company’s TSR at the end of the Performance Period is negative, the PSU Payout will be capped at 100% regardless of the Percentile Rank of the Company’s TSR relative to the Peer Group.

Performance	rTSR Percentile Rank	Payout as a % of Target # of Shares
Maximum	75th percentile	175%
Target	50th percentile	100%
Threshold	25th percentile	50%
Below	< 25th percentile	0%
Section 4. Termination of Employment.
(a) General. Except as otherwise provided in Section 4(b), in the event of the termination of the Participant’s employment with the Company or any of its Subsidiaries for any reason, any unvested portion of any Award shall be immediately forfeited and automatically cancelled without further action of the Company. No Shares shall be issued or issuable with respect to any portion of the Award that terminates unvested and is forfeited.
(b) [Corporate Transactions. In the event that, during the 24-month period following a Corporate Transaction, the Participant’s employment is terminated by the Company (or other employer) for any reason other than death, disability or Cause, any PSUs that are unvested as of immediately prior to the date of the Corporate Transaction shall immediately vest in full at such time in an amount equal to 100% of the Target Number of PSUs Granted. For the purpose of this Section 4(b), “Cause” shall mean a termination of Participant’s employment in the event of (A) the Participant’s repeated failure or refusal to materially perform the Participant’s duties to the Company (other than by reason of temporary illness or other excused absence), as such duties existed immediately prior to the Corporate Transaction, (B) the Participant’s criminal conviction or a plea of nolo contendere with respect to a crime constituting a felony or crime of moral turpitude, or (C) the Participant’s engagement in an act of malfeasance, fraud, or dishonesty in connection with the Company that materially damages the business or reputation of the Company.]1
(c) For purposes of any applicable Change in Control Severance Agreement between the Participant and the Company (as the same may be amended or replaced), if in effect and applicable at the time of the termination of the Participant’s employment with the Company, “fully vested” with respect to any acceleration of vesting shall mean an amount equal to 100% of the Target Number of PSUs Granted, as set forth in Section 2.
Section 5. Payment of PSUs.
(a) General. Payment in respect of the PSUs hereunder shall be made in Common Stock as soon as practicable after the Certification Date, but in any event by [•]. The number of Shares to be distributed in respect of the PSUs will be determined in accordance with the terms of this Agreement and the Plan, including, if applicable, the appendices attached hereto. [However, in the event the 2023 Share Reserve Increase is not approved by stockholders prior to a Vesting Date, the RSUs hereunder shall be settled in the form of a cash payment equal to the number of RSUs that vest on a Vesting Date, multiplied by the Fair Market Value of a Share on the Vesting Date.]2
(b) Withholding.
The Participant hereby authorizes the Company to satisfy the obligations with regard to all income or withholding taxes (including federal, state and local tax) (the “Tax-Related Items”) by withholding otherwise deliverable Shares with respect to PSUs, provided, however, that (i) the Company shall only withhold the amount of Shares necessary to satisfy the withholding amount or such other amount determined by the Company, and (ii) no fraction of a Share shall be withheld to satisfy such Tax-Related Items. Subject to the provisions of this Section 5(b), the Participant will be deemed to have been issued the full number of Shares subject to the vested Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Award. If Shares are withheld pursuant to the foregoing provisions of this Section 5(b), then the amount of the Tax-Related Items equal to the value of a fraction of a Share shall be satisfied either by (i) the Participant through a payment to the Company by way of cash, check or other cash equivalent acceptable to the Company equal in value to such fraction of a Share, (ii) express authorization from the Participant to the Company to deduct such amount equal to such value from any amount then or thereafter payable by the Company to the Participant, or (iii) withholding from proceeds of the sale of Shares acquired upon settlement of the PSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to the authorization without further consent). Notwithstanding the foregoing, the Compensation Committee may, in its sole discretion and without any further authorization by the Participant, elect to satisfy the obligations with regard to the Tax-Related Items by requiring that the Participant pay in whole or in part, by way of cash, check or other cash equivalent acceptable to the Company any amount of the Tax-Related Items. If the Participant shall fail to advance any payment under this Section 5(b) after a request by
1 This provision to be deleted for Executives party to change in control agreements. For those Executives, the change in control agreement will govern.
2 This provision to be deleted for those participants being granted shares from the existing, shareholder approved pool.

the Company, the Company is hereby expressly authorized by the Participant to deduct, in the Company’s discretion, any required payment for the Tax-Related Items from any amount then or thereafter payable by the Company to the Participant.
Section 6. Restrictions on Transfer. No portion of the Award may be sold, assigned, transferred, encumbered, hypothecated or pledged in any way by the Participant, other than to the Company as a result of forfeiture of the Award as provided herein, unless and until the payment of the PSUs in accordance with Section 5(a) hereof.
Section 7. Limitation of Rights. The Participant shall not have any privileges of a shareholder of the Company with respect to the Common Stock payable hereunder, including without limitation any right to vote such Common Stock or to receive dividends or other distributions in respect thereof, until the date of the issuance to the Participant of a share certificate evidencing such Common Stock by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company.
Section 8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.
Section 9. Entire Agreement. The Plan and this Agreement, including the appendices attached hereto, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.
Section 10. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
Section 11. Electronic Delivery and Participation. The Company has complete discretion to deliver by electronic means any documents related to current or future PSUs that may be granted under the Plan and to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
Section 12. Non-U.S. Employees. Notwithstanding any provisions in this Agreement or the Plan, if the Participant resides in country outside the United States or is otherwise subject to the law of country other than the United States, the PSU grant shall be subject to the additional terms and conditions set forth in Appendix A to this Agreement and to any special terms and conditions set forth in Appendix B to this Agreement for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in Appendix B, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendices B and C constitute part of this Agreement.
In addition, the Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the PSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Section 13. Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant.
Section 14. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
Section 15. Governing Law. This Agreement and the Award hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, United States of America, excluding the choice of law rules thereof. For purposes of litigating any dispute that arises directly or indirectly under the Award or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of San Diego County, California, or the federal courts for the United States for the Southern District of California, and no other courts, where this Award is made and/or to be performed.

Section 16. Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that he or she may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, the United States and the Participant’s country which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares or rights to the Shares (i.e., PSUs) or rights linked to the value of Shares during such times as the Participant is considered to have “inside information” regarding the Company (as defined by Applicable Laws). Further, local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before he or she possessed insider information. The Participant could be prohibited from (i) disclosing inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Note that third parties include fellow employees. Any restrictions under these laws or regulations are separated from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Participant should speak to his or her personal advisor on this matter.

By clicking on the “ACCEPT” box where indicated in the Company’s electronic acceptance procedure, or by otherwise electronically accepting this Agreement, the Participant and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement, including, if applicable, the appendices attached hereto. The Participant has reviewed the Plan and this Agreement, including, if applicable, the appendices attached hereto, in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Agreement and fully understands all provisions of the Plan and this Agreement. The Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee upon any questions relating to the Plan and this Agreement, including, if applicable, the appendices attached hereto.